Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-206521 and No. 333-221184) of our report dated March 30, 2018, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2017.

We further consent to our designation as an expert in accounting and auditing.

/s/ Akin, Doherty, Klein & Feuge, P.C.
AKIN, DOHERTY, KLEIN & FEUGE, P.C.
San Antonio, Texas
March 30, 2018